Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Karen Nolan
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-6619
	kim_watkins@intuit.com	karen_nolan@intuit.com

Intuit Updates Full Fiscal Year and Second Quarter Outlook Reflecting the Close of the Credit Karma Acquisition

MOUNTAIN VIEW, Calif. - Dec. 7, 2020 - Intuit Inc. (Nasdaq: INTU), maker of TurboTax, QuickBooks and Mint, today updated its full fiscal year 2021 and second fiscal quarter guidance to reflect the close of the Credit Karma acquisition on Dec. 3. The completion of the acquisition allows Intuit and Credit Karma to begin to transform personal finance by making it simpler for consumers to find the right financial products, put more money in their pockets, and access financial expertise and advice.
For the full fiscal year 2021, the company expects:
•Revenue of $8.810 billion to $8.995 billion, growth of approximately 15 to 17 percent.
•GAAP operating income of $1.920 billion to $1.990 billion, a decline of approximately 9 to 12 percent.
•Non-GAAP operating income of $2.975 billion to $3.045 billion, growth of approximately 12 to 14 percent.
•GAAP diluted earnings per share of $5.30 to $5.50, a decline of approximately 21 to 23 percent.
•Non-GAAP diluted earnings per share of $8.20 to $8.40, growth of approximately 4 to 7 percent.
This fiscal 2021 guidance includes Credit Karma beginning Dec. 3. The company expects Credit Karma revenue of $545 million to $580 million and segment operating income of $15 million to $35 million in fiscal 2021. Fiscal 2021 GAAP operating income for Intuit includes $343 million for stock-based compensation expense and $174 million for amortization expense associated with the acquisition of Credit Karma.
The company updated segment revenue guidance to include Credit Karma for fiscal year 2021:
•Small Business and Self-Employed Group: growth of approximately 8 to 10 percent.

•Consumer Group: growth of approximately 9 to 10 percent.
•ProConnect Group: growth approximately of 0 to 1 percent.
•Credit Karma: revenue of $545 million to $580 million.
For the second quarter of fiscal year 2021, which ends Jan. 31, the company expects:
•Revenue of $1.935 billion to $1.965 billion, growth of approximately 14 to 16 percent.
•GAAP operating income of $171 million to $191 million.
•Non-GAAP operating income of $455 million to $475 million.
•GAAP diluted earnings per share of $0.43 to $0.49.
•Non-GAAP diluted earnings per share of $1.25 to $1.31.
This second quarter guidance includes Credit Karma beginning Dec. 3.
Intuit plans to operate Credit Karma as a separate reporting segment, and segment operating income includes all direct expenses. Therefore, Credit Karma segment operating income is not comparable to those of Intuit’s other reporting segments. Share-based compensation expense and amortization of acquired technology and other intangible assets related to the Credit Karma acquisition are included in unallocated corporate expenses. For other segments, expenses such as corporate selling and marketing, product development, general and administrative and share-based compensation are not allocated to specific segments and are included in unallocated corporate expenses. In addition, amortization of acquired technology, amortization of other acquired intangible assets, and goodwill and intangible asset impairment charges are also included in unallocated corporate expenses.
Guidance Update Conference Call Details
Intuit executives will host a conference call to discuss updated guidance to include Credit Karma for the second quarter and full year of fiscal 2021 at 1:30 p.m. Pacific time on December 7. To participate in the call, dial 866-417-5279 in the United States or 409-937-8904 from international locations. No reservation or access code is needed. The conference call can also be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.
Replay Information
A replay of this conference call will be available for one week by calling 855-859-2056, or 404-537-3406 from international locations. The access code for this call is 1335808. The audio webcast will remain available on Intuit’s website for one week after the conference call.

About Intuit
Intuit’s mission is to power prosperity around the world. We are a mission-driven, global financial platform company with products including TurboTax, QuickBooks, and Mint, designed to empower consumers, self-employed and small businesses to improve their financial lives. Our platform and products help customers get more money with the least amount of work, while giving them complete confidence in their actions and decisions. Our innovative ecosystem of financial management solutions serves more than 50 million customers worldwide. Please visit us for the latest news and in-depth information about Intuit and its brands and find us on social.
About Non-GAAP Financial Measures
This press release and the accompanying table include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying table titled "About Non-GAAP Financial Measures". A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contain forward-looking statements within the meaning of applicable securities laws, including forecasts of expected growth and future financial results of Intuit and its reporting segments, including Credit Karma; Intuit’s prospects for the business in fiscal 2021 and beyond; expectations regarding timing and growth of revenue for each of Intuit’s reporting segments; expectations regarding the impact of our strategic decisions on Intuit’s business; expectations regarding the impact of the Credit Karma acquisition; and all of the statements relating to second fiscal quarter and full fiscal year 2021 guidance. Forward-looking statements and information usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons reading this communication are cautioned not to place any undue reliance on such forward-

looking statements. These factors include, without limitation, the following: our ability to compete successfully; our participation in the Free File Alliance; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund an acquisition; our cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit, counterparty or other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; our ability to successfully market our offerings; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the transaction with Credit Karma or parties thereto are subject; failure to successfully integrate any new business, including Credit Karma; failure to realize anticipated benefits and synergies of combined operations with Credit Karma; unanticipated costs, expenses or difficulties of integrating Credit Karma; the risk that the conditions imposed in connection with the regulatory approval for the combined business, including the divestiture of the Credit Karma Tax business, could adversely affect us and/or the expected benefits of the combined business; potential impact of consummation of the acquisition on relationships with third parties, including employees, customers, partners and competitors; inability to retain key personnel; changes in legislation or government regulations affecting the acquisition or the parties; economic and/or political conditions that could adversely affect the parties; the impact of the COVID-19 pandemic; and risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings.

More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2020 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Second quarter and full year fiscal 2021 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

TABLE 1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending January 31, 2021
Revenue	$1,935	$1,965	$—		$1,935	$1,965
Operating income	$171	$191	$284	[a]	$455	$475
Diluted earnings per share	$0.43	$0.49	$0.82	[b]	$1.25	$1.31

Twelve Months Ending July 31, 2021
Revenue	$8,810	$8,995	$—		$8,810	$8,995
Operating income	$1,920	$1,990	$1,055	[c]	$2,975	$3,045
Diluted earnings per share	$5.30	$5.50	$2.90	[d]	$8.20	$8.40
See “About Non-GAAP Financial Measures” immediately following Table 1 for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]    Reflects estimated adjustments for share-based compensation expense of approximately $198 million, which includes approximately $85 million related to Credit Karma; professional fees for business combinations of approximately $34 million; amortization of acquired technology of approximately $14 million, which includes approximately $7 million related to Credit Karma; and amortization of other acquired intangible assets of approximately $38 million, which includes $37 million related to Credit Karma.
[b]    Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]    Reflects estimated adjustments for share-based compensation expense of approximately $813 million, which includes approximately $343 million related to Credit Karma; professional fees for business combinations of approximately $39 million; amortization of acquired technology of approximately $51 million, which includes approximately $27 million related to Credit Karma; and amortization of other acquired intangible assets of approximately $152 million, which includes $147 million related to Credit Karma.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated December 7, 2020 contains non-GAAP financial measures. Table 1 reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 23% for fiscal 2020 and 24% for fiscal 2021. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.